EXHIBIT 10.2

CAMTEK LTD. 2003 SHARE OPTION PLAN

SUB-PLAN FOR GRANTEES SUBJECT TO UNITED STATES TAXATION

        This Sub-Plan ("Sub-Plan") to the 2003 Camtek Ltd. Share Option Plan (the "Plan") is hereby established effective September 17, 2003.

1.
Definitions

  As used herein, the following terms shall have the meanings hereinafter set forth, unless the context clearly indicates to the contrary. Any capitalized term used herein which is not specifically defined in this Sub-Plan shall have the meaning set forth in the Plan.

  1.1
  "Code"—the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

  1.2
  "Custodian"—a custodian who may be appointed by the Board for the purposes of this Plan and who shall act in accordance with terms to be determined by the Board.

  1.3
  "Custodian Exercised Share"—as defined in Section 4.1 herein below.

  1.4
  "Custodian Option"—as defined in Section 4.1 herein below.

  1.5
  "Incentive Stock Option"—an Option intended to be (as set forth in the Option Agreement) and qualifying as an incentive stock option within the meaning of Section 422 of the Code.

  1.6
  "Non-Statutory Stock Option"—an Option that is not designated in the Option Agreement) to be, or which does not qualify as, an Incentive Stock Option.

  1.7
  "Restricted Period"—as defined in Section 4.3 hereinbelow.

2.
General
2.1
The purpose of this Sub-Plan is to establish certain rules and limitations applicable to Options granted under the Plan to Grantees, the grant of Options to whom (or the exercise of Options by whom) is subject to taxation in the United States ("US Grantees"), in order, inter alia, that all or part of such Options granted to US Grantees may be Incentive Stock Options.

2.2
The Plan and this Sub-Plan are complementary to each other and shall, with respect to Options granted to US Grantees, be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall prevail with respect to Options granted to US Grantees.

2.3
Options may be granted pursuant to this Sub-Plan to any US Grantee. The provisions specified in this Sub-Plan shall apply solely to Options granted to US Grantees and shall form an integral part of the Plan with respect to such Options. Options may be granted under this Sub-Plan either as Incentive Stock Options or as Non-Statutory Stock Options, subject to any applicable restrictions or limitations as provided in applicable law. Pursuant to section 422(a)(2) of the Code, Incentive Stock Options only may be granted to US Grantees who are employees of the Company or of a parent or subsidiary of the Company.

2.4
No US Grantee may receive more than 50,000 Options in any one calendar year.

3.
Administration

  Without derogating from the powers and authorities of the Board detailed in the Plan, unless specifically required under applicable law, the Board shall also have the sole and full discretion and authority, without the need to submit its determinations or actions for approval by the shareholders of the Company, to administer this Sub-Plan and all actions related thereto, including, in addition to any powers and authorities specified in the Plan, the performance, from time to time and at any time, of either or both of the following:

  (a)
  deciding whether to issue Options as Inventive Stock Options or as Non-Statutory Stock Options; and

  (b)
  adopting standard forms of Option Agreements (the "US Option Agreement") to be applied with respect to US Grantees, incorporating and reflecting, inter alia, relevant provisions regarding the grant of Options in accordance with this Sub-Plan, and amending or modifying the terms of such standard forms from time to time.

  To the extent that the Board determines that an Option should qualify as "performance-based compensation" within the meaning of section 162(m) of the Code, such Option shall be approved by a committee comprised solely of two or more "outside directors."

  Notwithstanding anything to the contrary contained in the Plan and/or herein, it is hereby clarified that a resolution of the Board with any of the following effects shall require shareholder approval: (i) increasing the maximum number of Shares that may be issued as Incentive Stock Options under this Sub-Plan; (ii) extending the period during which an Incentive Stock Option may be granted; (iii) extending the term of this Sub-Plan; or (iv) changing the class of employees who are eligible to participate in this Sub-Plan; or (v) any other material amendment to this Sub-Plan.

4.
Custodian and Restricted Period.

4.1
Grant in the name of Custodian:

    Notwithstanding anything to the contrary in the Plan, the Board may, from time to time, with respect to all US Grantees or with respect to any particular US Grantee, determine that Options granted hereunder shall be granted to a Custodian ("Custodian Options"), that Exercised Shares issued pursuant to the exercise of the Custodian Options ("Custodian Exercised Shares") shall also be issued to the Custodian, and that both shall be registered in the name of the Custodian, who shall hold such Options and Exercised Shares in trust until such time when they are released as provided in Section 4.3 hereunder, and shall be subject to the provisions below.

  4.2
  Method of Exercise:

    Notwithstanding anything to the contrary in the Plan, a copy of each Exercise Notice with respect to Custodian Options shall also be sent to the Custodian at its principal offices.

  4.3
  Restricted Period and Transferability:

    Custodian Options and Custodian Exercised Shares, and all rights attached thereto (including bonus shares), shall be held by the Custodian for such period of time as determined by the Board (the "Restricted Period"). The Grantee shall not be entitled to receive the Custodian Options, the Custodian Exercised Shares or any right attached thereto (including bonus shares), or to request the transfer or sale thereof to any third party, before the lapse of the Restricted Period. Subject to the above, and to all other applicable restrictions provided in the Plan, this Sub-Plan, the applicable US Option Agreement and applicable law, the Custodian may, pursuant to the written request of the US Grantee, release and transfer the Custodian Exercised Shares to such US Grantee, or to any third party to whom such US Grantee wishes to sell them, as indicated in such US Grantee's written notice; provided, however, that the Custodian shall not release, transfer, or perform any other transaction or action with respect to the Custodian Exercised Shares unless and until both of the following conditions have been fulfilled:

    (i)
    payment has been remitted to the tax authorities of all taxes required to be paid upon the release and transfer of the Custodian Exercised Shares, and confirmation of such payment has been received by the Custodian, if applicable (unless the transfer is by will or laws of descent); and

    (ii)
    the Custodian has received written confirmation issued by the Company to the effect that all requirements for said release and transfer have been fulfilled in accordance with the provisions of the Articles of the Company, the Plan, this Sub-Plan, and the applicable US Option Agreement.

      For the removal of doubt, it is clarified that the Custodian may release only Custodian Exercised Shares (and not Custodian Options).

  4.4
  Rights as Shareholder:

    As long as Custodian Exercised Shares are registered in the name of the Custodian, the Company shall deem the Custodian to be the sole owner of such shares for all purposes whatsoever (including without limitation for the purpose of delivering notices); and the US Grantee shall have no rights by virtue of the Custodian Exercised Shares until such Custodian Exercised Shares have been transferred to the US Grantee by registering them in the US Grantee's name. Notwithstanding, the Custodian shall not exercise the voting rights conferred by such Custodian Exercised Shares in any way whatsoever, and shall not issue a proxy to any person or entity to vote such shares.

  4.5
  Bonus Shares:

    All bonus shares issued by the Company, if any, by virtue of the Custodian Exercised Shares, while the latter are held by the Custodian, shall be registered in the name of the Custodian, and all provisions applying to such Custodian Exercised Shares shall apply to the bonus shares issued by virtue thereof, mutatis mutandis. Said bonus shares shall be subject to the Restricted Period of the Custodian Exercised Shares by virtue of which they were issued.

5.
Incentive Stock Options
5.1
The maximum number of Incentive Stock Options that may be granted under this Sub-Plan is 150,000.

5.2
The date of grant of an Incentive Stock Option shall be as determined by the Board in its decision to grant same to a US Grantee pursuant to the Plan and this Sub-Plan.

5.3
Notwithstanding anything to the contrary, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and/or any parent or subsidiary of the Company

5.4
Subject to Section 5.3, above, the Exercise Price of an Incentive Stock Option shall be 100% of the fair market value of its underlying Share on the date of grant of such Incentive Stock Option. Unless otherwise determined by the Board, which determination shall not require shareholder approval unless specifically required in order to comply with applicable laws, and so provided in the applicable US Option Agreement, for as long as the Company's shares are traded on Nasdaq, said fair market value shall be the closing value of the Shares listed on Nasdaq at the closing of the last day of trading prior to the date of the grant of such Option.

5.5
The aggregate value of Shares vesting in any calendar year to the benefit of any one US Grantee pursuant to Incentive Stock Options shall not exceed US $100,000, such value measured by the fair market value of such shares on the date of grant of the Option, determined pursuant to Section 5.4 above.

6.
Tax Consequences

  Any and all tax consequences arising from the grant or exercise of Options, the payment for or the transfer of Exercised Shares, or from any other event or act hereunder (of the Company, an

  Affiliated Company, the Custodian or the US Grantee), including any non-compliance of the US Grantee with the provisions hereof, shall be borne solely by the US Grantee. Without derogating from the provisions of the Plan, this Sub-Plan and the applicable US Option Agreement, the Company, any Affiliated Company and the Custodian, if applicable, or any one thereof, shall withhold taxes according to the requirements of applicable laws, rules and regulations, including the withholding of taxes at source. Furthermore, each US Option Agreement shall provide that the US Grantee agrees, by executing such the US Option Agreement, to indemnify the Company, the applicable Affiliated Company and the Custodian, if applicable, or any one thereof, and to hold them harmless from any and all liability for any such tax or interest or penalty thereupon, including without limitation liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the US Grantee.

  Additionally, any reference in the Plan, in this Sub-Plan or in the applicable US Option Agreement to the payment of applicable taxes and withholding requirements with respect thereto shall apply to any Options issued hereunder, and shall be deemed to include any applicable federal, state or other United States taxes.

  Without derogating from the aforesaid, the US Grantee shall provide the Company and any applicable Affiliated Company with any executed documents, certificates and/or forms that may be required from time to time by the Company or such Affiliated Company in order to determine and/or establish the tax liability of such US Grantee.

  Without derogating from the foregoing, it is hereby clarified that the US Grantee shall bear and be liable for all tax and other consequences in the event that his/her Incentive Stock Option and/or Exercised Shares are not deemed and/or treated as Incentive Stock Options.

7.
Changes in Capital Structure

  Without derogating from the provisions of the Plan, if, from time to time, the Company shall effect any stock dividend, stock split or any other change to its capitalization, or a merger or consolidation, all as described in the Plan, then in such event any and all new, substituted or additional securities or other property to which the US Grantee shall be entitled by virtue of his/her Options shall be subject upon its issuance to this Sub-Plan and to any trust established with respect to such Option, with the same force and effect as applicable to the Options subject to this Sub-Plan and to any such trust immediately prior to such event.

8.
Amendment or Termination of this Sub-Plan

  Amendment or termination of this Sub-Plan or of any Option granted pursuant hereto shall be subject to the provisions of Section 3 of the Plan. Notwithstanding the aforesaid, no consent by any holder of an Option shall be required to effect any amendment or termination of the Plan and/or this Sub-Plan where such amendment or termination is necessary, in the sole judgment of the Company and/or the applicable Affiliated Company, to comply with any applicable law, regulation or rule.